Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.1 to Registration Statement Nos. 333-83492, 333-34912, 333-104021 on Form S-8, Registration Statements Nos. 333-000366, 333-01420, 333-23669, 333-59643, 333-83667, 333-83689, 333-58530, 333-84612, 333-113885 and 333-137439 on Form S-8 of our report dated November 18, 2004 relating to the financial statements of RF Monolithics, Inc. for the year ended August 31, 2004 appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

November 17, 2006